Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm as “another independent registered public accounting firm” under the caption “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated November 26, 2019 with respect to the financial statements and financial highlights of Hartford Multifactor Emerging Markets ETF, Hartford Multifactor Developed Markets (ex-US) ETF, Hartford Small Cap ETF (formerly, Hartford Multifactor Global Small Cap ETF), Hartford Multifactor US Equity ETF and Hartford Diversified International ETF (formerly, Hartford Multifactor Low Volatility International Equity ETF) (five of the series constituting Lattice Strategies Trust) in this Post-Effective Amendment No. 19 to the Registration Statement of Lattice Strategies Trust filed with the Securities and Exchange Commission under the Securities Act of 1933 (Form N-1A No. 333-199089) on January 28, 2021.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 19, 2021